UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2008 (December 4, 2008)

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 4, 2008, the Board of Trustees of Corporate Office Properties Trust approved amendments to the Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan (the “Plan”).  The amendments to the Plan included those required to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and the Treasury regulations and other guidance issued thereunder.  The amendments included, among other things, removal of the provisions under the Plan that permitted the deferral of gains attributable to equity awards made under the Corporate Office Properties Trust equity incentive plans.  In addition to the changes required to bring the Plan into compliance with Section 409A, the amendments to the Plan included other clerical and ministerial changes.

The foregoing summary is qualified in its entirety by reference to the Plan and the First Amendment to the Plan, which are filed as Exhibits 99.1 and 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Title

99.1	Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan.

99.2	First Amendment to the Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan dated December 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 10, 2008

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan.

99.2	First Amendment to the Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan dated December 4, 2008.